STATE DEPARTMENT OF ASSESSMENTS AND TAXATION APPROVED FOR RECORD 7/29/98 at 1024 p.m.

4 6 5 8 1 4 4 5

THE CALDWELL & ORKIN FUNDS, INC.

ARTICLES SUPPLEMENTARY

The Caldwell & Orkin Funds, Inc., a Maryland corporation having its principal office in Maryland at Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Board of Directors of the Corporation has reclassified Thirty Million (30,000,000) shares of the Corporation's authorized but unissued Common Stock, par value $.10 per share into Fifteen Million (15,000,000) additional shares of Market Opportunity Fund Common Stock and Fifteen Million (15,000,000) shares of Common Stock..

SECOND: Immediately prior to the reclassification, such shares were classified as Fifteen Million (15,000,000) shares of Growth Fund Common Stock and Fifteen Million (15,000,000) shares of Total Return Fund Common Stock.

THIRD: As a result of the reclassification, the Corporation has authority to issue Forty-Five Million (45,000,000) shares of Common Stock, Thirty Million (30,000,000) shares of which are classified as Market Opportunity Fund Common Stock.

82098573

FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption (collectively, the "Rights") for each class of the Corporation's Common Stock are as set forth in the Corporation's Articles of Incorporation, and these Articles Supplementary do not change any of the Rights.

FIFTH: The shares aforesaid have been duly reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

IN WITNESS WHEREOF, The Caldwell & Orkin Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of the Articles are true in all material respects and that this statement is made under the penalties of perjury.

I.D. NO# D2848083
ACKN. NO. - 028C3127624
THE CALDWELL & ORKIN FUNDS, INC.

07/28/98 AT 10:24 A.M.

THE CALDWELL & ORKIN FUNDS, INC.

Michael B. Orkin, President

ATTEST:

Daniel K. Borden, Secretary

State of Maryland
DEPARTMENT OF
ASSESSMENTS AND TAXATION

Charter Division

I.D. NO. D2848083
ACKN. NO. - 02833127624
THE CALDWELL & ORKIN FUNDS, INC.

PARRIS N. GLENDENING
Governor

RONALD W. WINEHOLT
Director

PAUL B. ANDERSON
Administrator

NO. OF CERTIFIED COPIES - 0

DOCUMENT CODE 16 BUSINESS CODE ____ COUNTY 74

D2848083 ___ P.A. ___ Religious ___ Close ___ Stock ___ Nonstock

Merging (Transferor) ____ Surviving (Transferee) ____

CODE	AMOUNT	FEE REMITTED
10	30	Expedited Fee
61		Rec. Fee (Arts. of Inc.)
20		Organ. & Capitalization
82	20	Rec. Fee (Amendment)
63		Rec. Fee (Merger, Consol.)
64		Rec. Fee (Transfer)
66		Rec. Fee (Revival)
65		Rec. Fee (Dissolution)
75		Special Fee
73		Certificate of Conveyance
21		Recordation Tax
22		State Transfer Tax
23		Local Transfer Tax
70		Change of P.O., R.A. or R.A.A.
31		____ Corp. Good Standing
600		Returns
52		Foreign Qualification
NA		Foreign Registration
51		Foreign Name Registration
53		Foreign Resolution
54		For. Supplemental Cert.
56		Penalty
50		Cert. of Qual. or Reg.
83		Cert. Limited Partnership
84		Amendment to Limited Partnership
85		Termination of Limited Partnership
80		For. Limited Partnership
91		Amend/Cancellation, For. Limited Part.
87		Limited Part. Good Standing
67		Cert. Limited Liability Partnership
68		LLP Amendment - Domestic
69		Foreign Limited Liability Partnership
74		LLP Amendment - Foreign
99		Art. of Organization (LLC)
98		LLC Amend, Diss, Continuation
97		LLC Cancellation.
96		Registration Foreign LLC
94		Foreign LLC Supplemental
92		LLC Good Standing (Cert.)
13		____ Certified Copy ____
		Other ____

(New Name) ____

___ Change of Name
___ Change of Principal Office
___ Change of Resident Agent
___ Change of Resident Agent Address
___ Resignation of Resident Agent
___ Designation of Resident Agent and Resident Agent's Address
___ Change of Business Code

___ Adoption of Assumed Name

___ Other Change(s) ____

CODE 049

ATTENTION: ____

MAIL TO ADDRESS:
THE PRENTICE-HALL CORPORATION
SYSTEM, MARYLAND
11 E. CHASE ST.
BALTIMORE MD 21202

NOTE:

TOTAL FEES 50

___ Credit Card

✓ Check ___ Cash

____ Documents on ____ checks

APPROVED BY: [signature]

Room 809 - 301 West Preston Street - Baltimore, Maryland 21201
Phone: (410) 767-1350 Fax: (410) 333-7097 - TTY users call Maryland Relay 1-800-735-2258
Toll Free in MD: 1-888-246-5941 - web site: http://www.dat.state.md.us